EXHIBIT 10.68

OCCIDENTAL PETROLEUM CORPORATION

2005 DEFERRED STOCK PROGRAM

(Restatement Effective as of January 1, 2005)

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OCCIDENTAL PETROLEUM CORPORATION

DEFERRED STOCK PROGRAM

TABLE OF CONTENTS

Page

ARTICLE I	PURPOSES AND AUTHORIZED SHARES	2
1.1	Purposes	2
1.2	Shares Available	2
1.3	Relationship to Plans	2
ARTICLE II	DEFINITIONS	3
ARTICLE III	DEFERRAL OF STOCK AWARDS	9
3.1	Elective Deferral Awards.	9
3.2	Mandatory Deferral Awards	9
ARTICLE IV	DEFERRED SHARE ACCOUNTS	10
4.1	Crediting of Deferred Shares	10
4.2	Dividend Equivalents	10
4.3	Vesting	11
4.4	Distribution of Benefits	11
4.5	Adjustments in Case of Changes in Common Stock	13
4.6	Company’s Right to Withhold	13
4.7	Termination of Employment	14
ARTICLE V	ADMINISTRATION	15
5.1	The Administrator	15
5.2	Committee Action	15
5.3	Rights And Duties	15
5.4	Indemnity and Liability	16
ARTICLE VI	claims procedure	17
6.1	Applications for Benefits	17
6.2	Claims Procedures for Benefits other than Disability Benefits	17
6.3	Claims Procedures for Disability Benefits	18
6.4	Limitations on Actions	20
ARTICLE VII	amendment and termination of program	21
7.1	Amendment	21
7.2	Term	21

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OCCIDENTAL PETROLEUM CORPORATION

2005 DEFERRED STOCK PROGRAM

TABLE OF CONTENTS

(continued)

Page

ARTICLE VIII	miscellaneous	22
8.1	Limitation on Participant’s Rights	22
8.2	Beneficiary Designation	22
8.3	Payments to Minors or Persons Under Incapacity	22
8.4	Receipt and Release	23

8.5	Deferred Shares and Other Benefits Not Assignable; Obligations Binding Upon Successors 23
8.6	Employment Taxes	23
8.7	Governing Law; Severability	23
8.8	Compliance with Laws	24
8.9	Program Construction	24
8.10	Compliance with Tax Laws to Preserve Tax Deferral	24
8.11	Headings Not Part of Program	24

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OCCIDENTAL PETROLEUM CORPORATION

2005 DEFERRED STOCK PROGRAM

(Restatement Effective as of January 1, 2005)

This document sets forth the terms of the Occidental Petroleum Corporation 2005 Deferred Stock Program (the “Program”), restated effective as of January 1, 2005.

This Program is intended to be an unfunded program maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as described in Section 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended.

This Program is intended to satisfy the requirements of Section 409A of the Internal Revenue Code, and any regulations promulgated thereunder, so that the taxation to Participants or Beneficiaries of any compensation deferred under this Program is deferred.

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ARTICLE I

PURPOSES AND AUTHORIZED SHARES

1.1     Purposes. The purposes of the Program are to promote the ownership and retention of shares of common stock of Occidental Petroleum Corporation by its executives and to allow executives to accumulate additional retirement income through deferrals of receipt of common stock of Occidental Petroleum Corporation under its Equity Plans.

1.2     Shares Available. The number of Shares that may be issued under each Equity Plan as part of this Program is limited to the aggregate number of Shares subject to Qualifying Stock Awards granted under such Equity Plan that are deferred in the form of Deferred Shares under this Program. Deferred Shares credited to Participants’ Deferred Share Accounts under this Program may accrue Dividend Equivalents that may be credited in the form of additional Deferred Shares and paid to Participants under this Program in the form of Shares. If the number of Shares payable under this Program would exceed the limit described in the preceding sentence because of the accumulation of Deferred Shares in respect of Dividend Equivalents, such excess Shares shall be issued and charged against the Share limits under the applicable Equity Plan. If insufficient Shares remain under the applicable Equity Plan for the accumulation of Dividend Equivalents, Dividend Equivalents shall be paid in cash.

1.3     Relationship to Plans. This Program constitutes a deferred compensation plan providing alternative settlements under and as contemplated by the Equity Plans in respect of Qualifying Stock Awards granted thereunder. This Program also contemplates the grant of Deferred Shares under and as contemplated by the Equity Plans. This Program and all rights under it are provided and shall be subject to and construed consistently with the other terms of the applicable Equity Plans.

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ARTICLE II

DEFINITIONS

Whenever the following words and phrases are used in this Program with the first letter capitalized, they shall have the meanings specified below:

Affiliate. “Affiliate” means (a) any corporation that is a member of a controlled group of corporations (within the meaning of Code Section 1563(a), determined without regard to Code Sections 1563(a)(4) and (e)(3)(C), and with the phrase “more than 50%” substituted for the phrase “at least 80%” each place it appears in Code Section 1563(a)) of which Occidental Petroleum Corporation is a component member, or (b) any entity (whether or not incorporated) that is under common control with Occidental Petroleum Corporation (as defined in Code Section 414(c) and the Treasury Regulations thereunder, and with the phrase “more than 50%” substituted for the phrase “at least 80%” each place it appears in the Treasury Regulations under Code Section 414(c)).

Beneficiary. “Beneficiary” means the person or persons designated as such in accordance with Section 8.2.

Board. “Board” means the Board of Directors of Occidental Petroleum Corporation.

Change in Control. “Change in Control” means any of the following:

(a)      Approval by the stockholders of Occidental Petroleum Corporation (or, if no stockholder approval is required, by the Board) of the dissolution or liquidation of Occidental Petroleum Corporation, other than in the context of a transaction that does not constitute a Change in Control under clause (b) below;

(b)      Consummation of a merger, consolidation, or other reorganization, with or into, or the sale of all or substantially all of Occidental Petroleum Corporation’s business and/or assets as an entirety to, one or more entities that are not subsidiaries or other affiliates of Occidental Petroleum Corporation (a “Business Combination”), unless (i) as a result of the Business Combination, more than 50% of the outstanding voting power of the surviving or resulting entity or a parent thereof (the “Successor Entity”) immediately after the Business Combination is, or will be, owned, directly or indirectly, by holders of Occidental Petroleum Corporation’s voting securities immediately before the Business Combination; (ii) no “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended from time (the “Exchange Act”)), excluding the Successor Entity or any employee benefit plan of Occidental Petroleum Corporation and any trustee or other fiduciary holding securities under an Occidental Petroleum Corporation employee benefit plan or any person described in and satisfying the conditions of Rule 13d-1(b)(i) of the Exchange Act (an “Excluded Person”), beneficially owns, directly or indirectly, more than 20% of the outstanding shares or the combined voting power of the outstanding voting securities of the Successor Entity, after giving effect to the Business Combination, except to the extent that such ownership existed prior to the Business Combination; and (iii) at least 50% of the

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members of the board of directors of the entity resulting from the Business Combination were members of the Board at the time of the execution of the initial agreement or of the action of the Board approving the Business Combination;

(c)      Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any Excluded Person) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Occidental Petroleum Corporation representing 20% or more of the combined voting power of Occidental Petroleum Corporation’s then outstanding voting securities, other than as a result of (i) an acquisition directly from Occidental Petroleum Corporation; (ii) an acquisition by Occidental Petroleum Corporation; or (iii) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by Occidental Petroleum Corporation or a Successor Entity; or

(d)      During any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by Occidental Petroleum Corporation’s stockholders, of each new Board member was approved by a vote of at least two-thirds (2/3) of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

(e)      Notwithstanding the foregoing, to the extent that any event or occurrence described in subsections (a) through (d) does not constitute “a change in the ownership or effective control” as defined under Section 409A of the Code, or any regulations promulgated thereunder, such event or occurrence shall not constitute a Change in Control for purposes of this Program.

Code. “Code” means the Internal Revenue Code of 1986, as amended.

Committee. “Committee” means the administrative committee appointed to administer the Program pursuant to Article V.

Common Stock. “Common Stock” means Occidental Petroleum Corporation’s common stock, par value $.20 per share, subject to adjustment pursuant to Section 4.5 of this Program.

Company. “Company” means Occidental Petroleum Corporation and any Affiliates.

Current Dividend Equivalent. “Current Dividend Equivalent” means a Dividend Equivalent paid to the Participant in the form of cash at the same time as dividends are paid on Shares to Occidental Petroleum Corporation’s shareholders.

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Deferral Election. “Deferral Election” means an election by an Eligible Person pursuant to Section 3.1 of this Program to delay the delivery of Shares upon the certification for payment of a Qualifying Performance Stock Award with Elective Deferral or the vesting of a Qualifying Restricted Share Unit Award with Elective Deferral, as the case may be.

Deferred Dividend Equivalent. “Deferred Dividend Equivalent” means a Dividend Equivalent credited to a Participant’s Deferred Share Account in the form of additional Deferred Shares (rounded to four decimal places) and paid to the Participant in the form of Shares at the same time that the other Deferred Shares credited to the Participant’s Deferred Share Account are distributed in the form of Shares to the Participant.

Deferred Share. “Deferred Share” means a non-voting unit of measurement which is deemed solely for bookkeeping purposes to be equivalent to one outstanding Share (subject to Section 4.5) solely for purposes of this Program.

Deferred Share Account. “Deferred Share Account” means the bookkeeping account maintained by the Company on behalf of each Participant that is credited with Deferred Shares in accordance with Section 4.1(a) and Dividend Equivalents thereon in accordance with Section 4.2.

Disability. “Disability” means a condition under which a Participant either (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits and has received such payments for a period of at least three (3) months under the Company’s disability plan.

Distribution Election Form. “Distribution Election Form” means a paper or electronic election form provided by the Committee on which a Participant may elect an alternative form of distribution, which election will be effective only if the Participant’s termination of employment with the Company occurs on or after becoming eligible for Retirement, as provided in Section 4.4(c), and the Participant’s election satisfies the other requirements set forth in Section 4.4(c).

Dividend Equivalent. “Dividend Equivalent” means the amount of cash dividends or other cash distributions paid by Occidental Petroleum Corporation on that number of Shares equal to the number of Deferred Shares credited to a Participant’s Deferred Share Account as of the applicable record date for the dividend or other distribution, which amount shall be either credited as a Deferred Dividend Equivalent to the Deferred Share Account of the Participant or paid to the Participant as a Current Dividend Equivalent in accordance with the terms of Section 4.2.

Effective Date. “Effective Date” means January 1, 2005.

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Elective Deferral Award. “Elective Deferral Award” means either a Qualifying Performance Stock Award with Elective Deferral or a Qualifying Restricted Share Unit Award with Elective Deferral.

Eligible Person. “Eligible Person” means any employee of the Company who holds a Qualifying Stock Award granted under an Equity Plan.

Equity Plan. “Equity Plan” means the 2001 Plan, the 2005 Plan, and any successor equity plans.

Exchange Act. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

Fair Market Value. “Fair Market Value” has the meaning given to such term in the Equity Plan.

Mandatory Deferral Award. “Mandatory Deferral Award” means either a Qualifying Performance Stock Award with Mandatory Deferral or a Qualifying Restricted Share Unit Award with Mandatory Deferral.

Participant. “Participant” means any person who has Deferred Shares credited to a Deferred Share Account under this Program.

Performance Stock Award. “Performance Stock Award” means a “Performance-Based Award” under and as defined in the applicable Equity Plan in the form of stock units or phantom stock that is payable wholly or partially in Shares.

Program. “Program” means this Occidental Petroleum Corporation 2005 Deferred Stock Program, as it may be amended from time to time.

Qualifying Performance Stock Award. “Qualifying Performance Stock Award” means either a Qualifying Performance Stock Award with Elective Deferral or a Qualifying Performance Stock Award with Mandatory Deferral.

Qualifying Performance Stock Award with Elective Deferral. “Qualifying Performance Stock Award with Elective Deferral” means any Performance Stock Award other than a Qualifying Performance Stock Award with Mandatory Deferral that either (i) is outstanding on the Effective Date, (ii) by its terms permits the holder to elect to delay the delivery of Shares subject thereto beyond the vesting date, or (iii) is otherwise designated by the Committee as eligible for deferral of the delivery of the Shares beyond the vesting date under this Program.

Qualifying Performance Stock Award with Mandatory Deferral. “Qualifying Performance Stock Award with Mandatory Deferral” means any Performance Stock Award that, by its terms, delays the delivery of Shares subject thereto beyond the vesting date.

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Qualifying Restricted Share Unit Award. “Qualifying Restricted Share Unit Award” means either a Qualifying Restricted Share Unit Award with Elective Deferral or a Qualifying Restricted Share Unit Award with Mandatory Deferral.

Qualifying Restricted Share Unit Award with Elective Deferral. “Qualifying Restricted Share Unit Award with Elective Deferral” means a Restricted Share Unit Award other than a Qualifying Restricted Share Unit Award with Mandatory Deferral that either (i) by its terms permits the holder to elect to delay the delivery of Shares subject thereto beyond the vesting date or (ii) is otherwise designated by the Committee as eligible for deferral of the delivery of the Shares beyond the vesting date under this Program.

Qualifying Restricted Share Unit Award with Mandatory Deferral. “Qualifying Restricted Share Unit Award with Mandatory Deferral” means a Restricted Share Unit Award that, by its terms, delays the delivery of Shares subject thereto beyond the vesting date.

Qualifying Stock Award. “Qualifying Stock Award” means a Qualifying Performance Stock Award or a Qualifying Restricted Share Unit Award.

Restricted Share Unit Award. “Restricted Share Unit Award” means a grant of restricted units, with each such unit representing the right to receive one Share under an Equity Plan.

Retirement. “Retirement” means (a) the termination of a Participant’s employment with the Company for reasons other than Disability or death after the Participant attains age 65, (b) the termination of a Participant’s employment with the Company for reasons other than Disability or death after the Participant attains age 55 and completes five (5) Years of Service or (c) the Participant’s attainment of age 55 following the Participant’s termination of employment with the Company for reasons other than Disability or death prior to age 55 if the Participant qualifies for retiree medical coverage under the Occidental Petroleum Corporation Medical Plan on the date of the Participant’s termination of employment.

Retirement Plan. “Retirement Plan” means the Occidental Petroleum Corporation Retirement Plan, as amended from time to time.

Retires. “Retires” means terminates employment on or after qualifying for Retirement.

Rule 16b-3. “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

Section 16 Officer. “Section 16 Officer” means an officer of Occidental Petroleum Corporation as defined in Rule 16a-1(f) promulgated under the Exchange Act.

Share. “Share” means a share of Common Stock.

Specified Employee. “Specified Employee” means an employee of the Company who is a “specified employee” as defined in Section 409A(a)(2)(B) of the Code. For purposes of determining “Specified Employees,” December 31 shall be the “identification date” as defined in

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Proposed Treasury Regulations Section 1.409A-1(i) (or any successor regulation), and each Participant who satisfies the definition of Specified Employee as of any identification date shall be treated as a Specified Employee for the 12-month period beginning on the April 1 following such identification date.

2001 Plan. “2001 Plan” means the Occidental Petroleum Corporation 2001 Incentive Compensation Plan, as amended from time to time.

2005 Plan. “2005 Plan” means the Occidental Petroleum Corporation 2005 Long Term Incentive Plan, as amended from time to time.

Years of Service. “Years of Service” means the number of full years credited to the Participant under the Retirement Plan for vesting purposes.

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ARTICLE III

DEFERRAL OF STOCK AWARDS

3.1	Elective Deferral Awards.

(a)      Participation. An Eligible Person may make an advance Deferral Election in respect of an Elective Deferral Award in order to receive a credit of Deferred Shares under this Program. Any such Deferral Election must apply to all share units subject to the Elective Deferral Award.

(b)      Manner and Timing of Deferral Election. A Deferral Election may be made only by an Eligible Person by completing a Deferral Election form (paper or electronic) provided by the Committee and delivering that Deferral Election form to the Committee. In the case of a Qualifying Performance Stock Award with the Elective Deferral that qualifies as “performance based compensation” as defined in Proposed Treasury Regulations Section 1.409A-1(e) (or any successor regulation), such election must be delivered to the Committee at least 12 months before any share units that are subject to the Elective Deferral Award become certified as payable. In the case of any other Elective Deferral Award, such election must be delivered to the Committee no later than 30 days after the date of grant of such Elective Deferral Award and at least 12 months before any share units that are subject to the Elective Deferral Award become vested. Any Deferral Election form received by the Committee at a time other than as described herein will be considered void and shall have no force or effect. Notwithstanding the foregoing, if applicable law requires that a Deferral Election be made at an earlier date in order to defer taxation with respect to such share units, the Committee shall require Deferral Elections to be filed by such earlier date, and any Deferral Election received by the Committee after such date shall be considered void and shall have no force or effect.

(c)      Election Irrevocable. A Deferral Election made in accordance with this Section 3.1 for a credit of Deferred Shares under this Program shall be irrevocable once it is received by the Committee.

3.2     Mandatory Deferral Awards. Share units that become vested under a Mandatory Deferral Award granted on or after the Effective Date shall automatically be subject to the terms of this Program and be credited as Deferred Shares as provided in Section 4.1(a).

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ARTICLE IV

DEFERRED SHARE ACCOUNTS

4.1	Crediting of Deferred Shares.

(a)      Vesting of Qualifying Stock Awards. As of the date that all or any portion of (i) an Elective Deferral Award that is subject to a Deferral Election under Section 3.1 or (ii) a Mandatory Deferral Award becomes vested or is certified for payment, as the case may be, no Shares shall be issued to the Eligible Person. Instead, as of the date that all or any portion of such award becomes vested or is certified for payment, as the case may be, the Eligible Person’s Deferred Share Account shall be credited with the number of Deferred Shares that is equal to the number of share units that first became vested or certified for payment in the form of Shares (as opposed to cash) on that date. If any portion of a Qualifying Performance Stock Award is payable in cash and delivery of the Shares is deferred under this Program (either at the election of the Eligible Person or by the terms of the award), such cash portion shall be automatically deferred and credited to the Participant’s deferral account under the Occidental Petroleum Corporation 2005 Deferred Compensation Plan.

(b)      Limitations on Rights Associated with Deferred Shares. A Participant’s Deferred Share Account shall be a memorandum account on the books of Occidental Petroleum Corporation. The Deferred Shares credited to a Participant’s Deferred Share Account shall be used solely as a device for the determination of the number of Shares to be eventually issued to such Participant in accordance with this Program. The Deferred Shares shall not be treated as property or as a trust fund of any kind. No Participant shall be entitled to any voting or other shareholder rights with respect to Deferred Shares granted or credited under this Program. The number of Deferred Shares credited (and the Shares to which the Participant is entitled under this Program) shall be subject to adjustment in accordance with Section 4.5 of this Program.

4.2	Dividend Equivalents.

(a)      Election of Current or Deferred Dividend Equivalents. An individual who becomes an Eligible Person under this Program shall make a one-time irrevocable election as to whether Dividend Equivalents under this Program will be paid in the form of Current Dividend Equivalents or Deferred Dividend Equivalents no later than the earlier of (i) the date that the Eligible Person first makes a Deferral Election under Section 3.1 of this Program or (ii) the date that a Mandatory Deferral Award is first granted to such Eligible Person. Any such election shall be on a form (paper or electronic) provided by and delivered to the Committee. If an Eligible Person fails to make such an election at the time required hereunder, he shall be deemed to have elected the Current Dividend Equivalents. Any such election shall apply with respect to all Dividend Equivalents attributable to all Deferred Shares credited to such Participant under this Program. A Participant may not change his Dividend Equivalent election.

(b)      Deferred Dividend Equivalents Credits to Deferred Share Accounts. As of any applicable dividend or distribution payment date, the Deferred Share Account of each Participant who has elected Deferred Dividend Equivalents shall be credited with additional Deferred Shares in an amount equal to the amount of the Dividend Equivalents divided by the Fair Market Value of a Share as of the applicable dividend or distribution payment date. If the

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limit on the number of Shares available under this Program in respect of Dividend Equivalents is reached, the Company shall pay subsequent Dividend Equivalents to Participants as Current Dividend Equivalents.

(c)      Payment of Current Dividend Equivalents. At the time that Occidental Petroleum Corporation distributes dividend payments to its shareholders, the Company shall pay to each Participant who has elected Current Dividend Equivalents a cash payment in an amount equal to the amount of the Dividend Equivalents attributable to the Deferred Shares credited to his Deferred Share Account.

4.3     Vesting. All Deferred Shares (including Deferred Shares credited as Dividend Equivalents) credited to a Participant’s Deferred Share Account shall be at all times fully vested and nonforfeitable.

4.4	Distribution of Benefits.

(a)      Form of Distribution. Deferred Shares credited to a Participant’s Deferred Share Account shall be distributed in an equivalent whole number of Shares. Fractional share interests shall be settled in cash. The Committee, in its sole discretion, may pay Deferred Shares credited as Dividend Equivalents in cash in lieu of Shares.

(b)      Timing of Distribution of Benefits. Benefits in respect of the Deferred Shares credited to a Participant’s Deferred Share Account shall be distributed to the Participant (or his Beneficiary in the case of death) within the first 90 days of the year following the Participant’s termination of employment with the Company for any reason (including, without limitation, Retirement, death, Disability, resignation or termination by the Company). If a Participant’s benefits are paid in annual installments under Section 4.4(c), each annual installment shall be paid within the first 90 days of each calendar year. Notwithstanding anything herein to the contrary, in the event that a Participant who is a Specified Employee is entitled to a distribution from the Program upon or by virtue of such Participant’s termination of employment for a reason other than death or Disability, the lump sum payment or the first annual installment payment, as the case may be, shall not be paid before the date that is six (6) months after the date of the Participant’s termination of employment (or, if earlier the date of the Participant’s death). Any additional installment payments shall be paid within the first 90 days of each subsequent calendar year.

(c)	Manner of Distribution.
(i)

General Rules. Distribution will generally be in the form of a lump sum payment. However, if a Participant terminates employment on or after becoming eligible for Retirement, his Deferred Shares may instead be paid in annual installments over two (2) to 20 years or in a combination of an initial lump sum payment followed by annual installments over the subsequent one (1) to 20 years. The number of Shares to be distributed in each annual distribution shall be equal to the number of Shares then credited to the Participant’s Deferred Share Account divided by the

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number of remaining annual installments. Such number shall be adjusted downward to the nearest whole number of Shares so that no fractional Shares interests are distributed until the last annual installment distribution.

(ii)

Retirement Distribution Election. An individual who becomes an Eligible Person under this Program shall make an election as to his form of distribution no later than the earlier of (A) the date that the Eligible Person first makes a Deferral Election under Section 3.1 of this Program or (B) the date that a Mandatory Deferral Award is first granted to such Eligible Person. An election made under this subsection (ii) shall be made on a Distribution Election Form provided by and delivered to the Committee, and such election shall apply to all Deferred Shares credited under this Program. A Participant who fails to make an election in accordance with this subsection (ii) regarding the form of distribution upon or following Retirement will be deemed to have elected a lump sum.

(iii)

Changes to Retirement Distribution Election. A Participant may not change his election as to the form of Retirement distribution under this Program unless and until the Program is amended to provide for changes that comply with the requirements for such changes under Section 409A of the Code. Any change of election as to the form of retirement distribution under any other deferral plan or program of the Company made by an Eligible Person after such Eligible Person’s first Deferral Election under this Program shall have no effect on such Eligible Person’s form of Retirement distribution under this Program.

(iv)

Override of Retirement Distribution Election. Notwithstanding the foregoing, the Committee shall distribute the benefits in a single sum if the sum of the Shares to be distributed to the Participant under this Program is less than or equal to 1,000.

(d)      Survivor Benefits. If the Participant dies at any time before or after termination of employment with the Company while there are Deferred Shares credited to his Deferred Share Account, the Committee shall distribute the benefits in respect of such remaining Deferred Shares to the Participant’s Beneficiary in a lump sum during the first 90 days of the calendar year following the year in which the Participant’s death occurred.

(e)      Effect of Change of Control. In the event of a Change in Control, the following rules shall apply:

(i)	All Participants shall continue to have a fully vested, nonforfeitable interest in their Deferred Share Account balances.

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(ii)

The Company may, in its sole discretion, terminate this Program within the 30 days preceding or the 12 months following the Change in Control, provided that all substantially similar arrangements sponsored by the Company are terminated and all Participants in this Program and all participants in substantially similar arrangements receive all amounts of compensation deferred under the terminated arrangements within 12 months of the date of termination of the arrangements.

(f)      Section 162(m) Limitation. Notwithstanding the foregoing, if the Committee determines in good faith that there is a reasonable likelihood that any benefits payable to a Participant for a taxable year of the Company would not be deductible by the Company solely by reason of the limitation under Code Section 162(m), then to the extent reasonably deemed necessary by the Committee to ensure that the entire amount of any distribution to the Participant pursuant to this Program is deductible, the Committee may defer all or any portion of a distribution under this Program. The amounts so deferred shall be distributed to the Participant or his Beneficiary (in the event of the Participant’s death) at the earliest possible date, as determined by the Committee in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Company during which the distribution is made will not be limited by Code Section 162(m).

4.5	Adjustments in Case of Changes in Common Stock.

(a)      If the outstanding Shares are increased, decreased, or exchanged for a different number or kind of securities, or if additional shares or new or different shares or other securities are distributed with respect to such Shares or other securities, through merger, consolidation, sale of all or substantially all of the assets of Occidental Petroleum Corporation, reorganization, recapitalization, stock dividend, stock split, reverse stock split or similar change in capitalization or any other distribution with respect to such Shares or other securities, proportionate and equitable adjustments consistent with the effect of such event on stockholders generally (but without duplication of benefits if Dividend Equivalents are credited) shall be made in the number and type of Shares or other securities, property and/or rights contemplated hereunder and of rights in respect of Deferred Shares and Deferred Share Accounts credited under this Program so as to preserve the benefits intended. The adjustment provisions of each Equity Plan governing the effect of extraordinary dividends, recapitalization, mergers, spin-offs, etc. shall also apply to the related Deferred Shares granted under such Equity Plan in accordance with this Program.

(b)      If the event results in any rights of shareholders to receive cash (other than cash dividends and cash distributions), a corresponding amount of cash shall be paid to each Participant as soon as practicable following the date the cash is paid in respect of outstanding Shares.

4.6     Company’s Right to Withhold. The Company may satisfy any state or federal tax withholding obligation arising upon a distribution of Shares and any cash with respect to a Participant’s Deferred Share Account by reducing the number of Shares or cash otherwise deliverable to the Participant. The appropriate number of Shares required to satisfy such tax

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withholding obligation in the case of Deferred Shares will be based on the Fair Market Value of a Share on the date of distribution. If the Company, for any reason, elects not to (or cannot) satisfy the withholding obligation in accordance with the preceding sentence, the Participant shall pay or provide for payment in cash of the amount of any taxes which the Company may be required to withhold with respect to the benefits hereunder, before any such benefits are paid.

4.7     Termination of Employment. For the purpose of this Article IV, a Participant will be deemed to have terminated employment if the Participant ceases to be an employee of any of the following:

(a)	Occidental Petroleum Corporation;
(b)	an Affiliate; or

(c)      any other entity, whether or not incorporated, in which the Company has an ownership interest, and the Committee has designated that the Participant’s commencement of employment with such entity upon Participant’s ceasing to be an employee of an entity described in (a) or (b) above will not be deemed to be a termination of employment for purposes of this Program, provided that such designation shall be made in writing by the Committee and shall be communicated to the Participant prior to his commencement of employment with the entity so designated.

For the purposes of the preceding provisions, a Participant who ceases to be an employee of an entity described in (a), (b) or (c) above shall not be deemed to have terminated employment if such cessation of employment is followed immediately by his commencement of employment with another entity described in (a), (b) or (c) above.

Notwithstanding anything contained herein to the contrary, a termination of employment shall not be deemed to have occurred for any purpose under this Program unless such termination of employment constitutes “a separation from service” as defined under Section 409A of the Code and any regulations promulgated thereunder.

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ARTICLE V

ADMINISTRATION

5.1     The Administrator. The Committee hereunder shall consist of (i) the members of the Executive Compensation and Human Resources Committee of the Board who are Non-Employee Directors within the meaning of Rule 16b-3 and “outside directors” for purposes of Section 162(m) of the Code, or (ii) such other committee of the Board, each participating member of which is a Non-Employee Director (as defined in Rule 16b-3) and each member of which is an “outside director” for purposes of Section 162(m) of the Code, as may hereafter be appointed by the Board to serve as administrator of this Program. Any member of the Committee may resign by delivering a written resignation to the Board. Members of the Committee shall not receive any additional compensation for administration of this Program.

5.2     Committee Action. Action of the Committee with respect to the administration of this Program shall be taken pursuant to a majority vote or by unanimous written consent of its members.

5.3	Rights And Duties.

(a)      Subject to the limitations of this Program, the Committee shall be charged with the general administration of this Program and the responsibility for carrying out its provisions, and shall have powers necessary to accomplish those purposes, including, but not by way of limitation, the following:

(i)	To construe and interpret this Program;
(ii)	To resolve any questions concerning the amount of benefits payable to a Participant;
(iii)	To make all other determinations required by this Program, including adjustments under Section 4.5;
(iv)	To maintain all the necessary records for the administration of this Program and provide statements of Deferred Share Accounts to Participants on an annual or more frequent basis;
(v)	To make and publish forms, rules and procedures for the administration of this Program; and
(vi)

To administer the claims procedures set forth in Article VI for presentation of claims by Participants and Beneficiaries for benefits under this Program, including consideration of such claims, review of claim denials and issuance of a decision on review.

(b)      The Committee shall have full discretion to construe and interpret the terms and provisions of this Program (but not to increase amounts payable hereunder) and to

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resolve any disputed question or controversy, which interpretation or construction or resolution, including decisions with respect to adjustments under Section 4.5, shall be final and binding on all parties, including but not limited to the Company and any Eligible Person, Participant or Beneficiary, except as otherwise required by law. The Committee shall administer such terms and provisions in a nondiscriminatory manner and in full accordance with any and all laws applicable to this Program. In performing its duties, the Committee shall be entitled to rely on information, opinions, reports or statements prepared or presented by (i) officers or employees of the Company whom the Committee believes to be reliable and competent as to such matters and (ii) counsel (who may be employees of the Company), independent accountants and other persons as to matters which the Committee believes to be within such persons’ professional or expert competence. The Committee shall be fully protected with respect to any action taken or omitted by it in good faith pursuant to the advice of such persons. The Committee may appoint a program administrator or any other agent, and delegate to them such powers and duties in connection with the administration of this Program as the Committee may from time to time prescribe.

5.4     Indemnity and Liability. All expenses of the Committee shall be paid by the Company, and the Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties. To the extent permitted by law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and each member thereof, and delegates of the Committee who are employees of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Program, other than liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

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ARTICLE VI

CLAIMS PROCEDURE

6.1     Applications for Benefits. All applications for benefits under the Program shall be submitted to Occidental Petroleum Corporation, Attention: Corporate Secretary, 10889 Wilshire Blvd., Los Angeles, CA 90024. Applications for benefits must be in writing on the forms prescribed by the Committee and must be signed by the Participant, or in the case of a death benefit, by the Beneficiary or legal representative of the deceased Participant.

6.2	Claims Procedures for Benefits other than Disability Benefits.

(a)      Within a reasonable period of time, but not later than 90 days after receipt of a claim for benefits (other than Disability benefits), the Committee or its delegate shall notify the claimant of any adverse benefit determination on the claim, unless special circumstances require an extension of time for processing the claim. In no event may the extension period exceed 90 days from the end of the initial 90-day period. If an extension is necessary, the Committee or its delegate shall provide the claimant with a written notice to this effect prior to the expiration of the initial 90-day period. The notice shall describe the special circumstances requiring the extension and the date by which the Committee or its delegate expects to render a determination on the claim.

(b)      In the case of an adverse benefit determination, the Committee or its delegate shall provide to the claimant written or electronic notification setting forth in a manner calculated to be understood by the claimant (i) the specific reason or reasons for the adverse benefit determination, (ii) reference to the specific Program provisions on which the adverse benefit determination is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why the material or information is necessary, and (iv) a description of the Program’s claim review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse final benefit determination on review and in accordance with Section 6.4.

(c)      Within 60 days after receipt by the claimant of notification of the adverse benefit determination, the claimant or his duly authorized representative, upon written application to the Committee, may request that the Committee fully and fairly review the adverse benefit determination. On review of an adverse benefit determination, upon request and free of charge, the claimant shall have reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits. The claimant shall have the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits. The Committee’s (or delegate’s) review shall take into account all comments, documents, records, and other information submitted regardless of whether the information was previously considered in the initial adverse benefit determination.

(d)      Within a reasonable period of time, but not later than 60 days after receipt of such request for review, the Committee or its delegate shall notify the claimant of any final benefit determination on the claim, unless special circumstances require an extension of time for

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processing the claim. In no event may the extension period exceed 60 days from the end of the initial 60-day period. If an extension is necessary, the Committee or its delegate shall provide the claimant with a written notice to this effect prior to the expiration of the initial 60-day period. The notice shall describe the special circumstances requiring the extension and the date by which the Committee or its delegate expects to render a final determination on the request for review. In the case of an adverse final benefit determination, the Committee or its delegate shall provide to the claimant written or electronic notification setting forth in a manner calculated to be understood by the claimant (i) the specific reason or reasons for the adverse final benefit determination, (ii) reference to the specific Program provisions on which the adverse final benefit determination is based, (iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits, and (iv) a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse final benefit determination on review and in accordance with Section 6.4.

6.3	Claims Procedures for Disability Benefits.

(a)      Within a reasonable period of time, but not later than 45 days after receipt of a claim for Disability benefits, the Committee or its delegate shall notify the claimant of any adverse benefit determination on the claim, unless circumstances beyond the Program’s control require an extension of time for processing the claim. In no event may the extension period exceed 30 days from the end of the initial 45-day period. If an extension is necessary, the Committee or its delegate shall provide the claimant with a written notice to this effect prior to the expiration of the initial 45-day period. The notice shall describe the circumstances requiring the extension and the date by which the Committee or its delegate expects to render a determination on the claim. If, prior to the end of the first 30-day extension period, the Committee or its delegate determines that, due to circumstances beyond the control of the Program, a decision cannot be rendered within that extension period, the period for making the determination may be extended for an additional 30 days, so long as the Committee or its delegate notifies the claimant, prior to the expiration of the first 30-day extension period, of the circumstances requiring the extension and the date as of which the Committee or its delegate expects to render a decision. This notice of extension shall specifically describe the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and that the claimant has at least 45 days within which to provide the specified information.

(b)      In the case of an adverse benefit determination, the Committee or its delegate shall provide to the claimant written or electronic notification setting forth in a manner calculated to be understood by the claimant (i) the specific reason or reasons for the adverse benefit determination, (ii) reference to the specific Program provisions on which the adverse benefit determination is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why the material or information is necessary, (iv) a description of the Program’s claim review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse final benefit determination on review and in accordance with Section 6.4, (v) if an internal rule, guideline, protocol or similar criterion (“internal standard”) was relied upon in making the determination, a copy of the

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internal standard or a statement that the internal standard was relied upon and that a copy of the internal standard shall be provided to the claimant free of charge upon request, and (vi) if the determination is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the determination or a statement that such explanation shall be provided free of charge upon request.

(c)      Within 180 days after receipt by the claimant of notification of the adverse benefit determination, the claimant or his duly authorized representative, upon written application to the Committee, may request that the Committee fully and fairly review the adverse benefit determination. On review of an adverse benefit determination, upon request and free of charge, the claimant shall have reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits. The claimant shall have the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits. The Committee’s (or delegate’s) review (i) shall take into account all comments, documents, records, and other information submitted regardless of whether the information was previously considered in the initial adverse benefit determination, (ii) shall not afford deference to the initial adverse benefit determination, (iii) shall be conducted by an appropriate named fiduciary of the Program who is neither an individual who made the initial adverse benefit determination nor a subordinate of such individual, (iv) if the adverse benefit determination was based in whole or in part on a medical judgment, shall identify medical and vocational experts whose advice was obtained on behalf of the Program in connection with the initial adverse benefit determination, and (v) shall consult an appropriate health care professional who has appropriate training and experience in the relevant field of medicine and who or whose subordinate was not consulted in the initial adverse benefit determination.

(d)      Within a reasonable period of time, but not later than 45 days after receipt of such request for review, the Committee or its delegate shall notify the claimant of any final benefit determination on the claim, unless special circumstances require an extension of time for processing the claim. In no event may the extension period exceed 45 days from the end of the initial 45-day period. If an extension is necessary, the Committee or its delegate shall provide the claimant with a written notice to this effect prior to the expiration of the initial 45-day period. The notice shall describe the special circumstances requiring the extension and the date by which the Committee or its delegate expects to render a final determination on the request for review. In the case of an adverse final benefit determination, the Committee or its delegate shall provide to the claimant written or electronic notification setting forth in a manner calculated to be understood by the claimant (i) the specific reason or reasons for the adverse final benefit determination, (ii) reference to the specific Program provisions on which the adverse final benefit determination is based, (iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits, (iv) a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse final benefit determination on review and in accordance with Section 6.4, (v) if an internal standard was relied upon in making the determination, a copy of the internal standard or a statement that the internal standard was relied upon and that a copy of the internal standard shall be provided to the claimant free of charge upon request, (vi) if the determination is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the determination or a statement that such explanation shall be provided free of

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charge upon request, and (vii) the following statement: “You and your plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”

6.4     Limitations on Actions. No legal action may be commenced prior to the completion of the benefit claims procedure described herein. In addition, no legal action may be commenced after the later of (a) 180 days after receiving the written response of the Committee to an appeal, or (b) 365 days after an applicant’s original application for benefits.

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ARTICLE VII

AMENDMENT AND TERMINATION OF PROGRAM

7.1     Amendment. The Board may amend this Program in whole or in part at any time or may at any time suspend or terminate this Program. The Executive Compensation and Human Resources Committee of the Board may amend this Program to (a) ensure that this Program complies with the provisions of Section 409A of the Code for the deferral of taxation on amounts deferred hereunder until the time of distribution and (b) add provisions for changes to Deferral Elections and elections as to time and manner of distributions and other changes that comply with the requirements of Section 409A of the Code for the deferral of taxation on deferred compensation until the time of distribution. Notwithstanding the foregoing, no amendment shall reduce the number of Deferred Shares and Dividend Equivalents credited to any Participant’s Deferred Share Account or cancel any Participant’s right to receive Dividend Equivalents (and any cash that may become payable pursuant to Section 4.5(b)) without the consent of the affected Participant. Any amendments authorized hereby shall be stated in an instrument in writing and all Eligible Persons shall be bound thereby upon receipt of written notice thereof. Adjustments pursuant to Section 4.5 hereof shall not be deemed amendments to this Program, the Deferred Share Accounts or the rights of Participants.

7.2     Term. It is the current expectation of the Company that this Program shall be continued indefinitely, but continuance of this Program is not assumed as a contractual obligation of the Company. In the event that the Board decides to discontinue or terminate this Program, it shall notify the Committee and Participants in this Program of its action in writing, and this Program shall be terminated at the time therein set forth. All Participants shall be bound thereby. Distributions to the Participants or their Beneficiaries shall be made on the dates on which the Participants or their Beneficiaries would receive benefits hereunder without regard to the termination of the Program except that payment shall be made upon termination of the Program if one of the following requirements is satisfied:

(a)	the Program is terminated pursuant to Section 4.4(e) of the Program,

(b)      the termination of the Program otherwise satisfies one of the requirements for accelerated payment under Proposed Treasury Regulations Section 1.409A-3(h)(2)(viii) (or successor regulation) or other guidance issued by the Secretary of the Treasury, or

(c)      the Program is terminated because the Participants have become subject to tax on the amounts deferred under the Program because of a failure of the Program to satisfy the requirements of Section 409A of the Code.

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ARTICLE VIII

MISCELLANEOUS

8.1     Limitation on Participant’s Rights. Participation in this Program shall not give any person the right to continued employment or service or any rights or interests other than as herein provided. No Participant shall have any right to any payment or benefit hereunder except to the extent provided in this Program. This Program creates no fiduciary duty to Participants and shall create only a contractual obligation on the part of the Company as to such amounts; this Program shall not be construed as creating a trust. This Program, in and of itself, has no assets. Participants shall have rights no greater than the right to receive the Common Stock (and any cash as expressly provided herein) or the value thereof as a general unsecured creditor in respect of their Deferred Share Accounts.

8.2     Beneficiary Designation. Upon forms provided by and subject to conditions imposed by the Company, each Participant may designate in writing the Beneficiary or Beneficiaries whom such Participant desires to receive any Shares or amounts payable under this Program after his death. A Participant may from time to time change his designated Beneficiary or Beneficiaries without the consent of such Beneficiary or Beneficiaries by filing a new designation with the Committee. However, if a married Participant wishes to designate a person other than his spouse as Beneficiary, such designation shall be consented to in writing by the spouse, which consent shall acknowledge the effect of the designation. The Participant may change any election designating a Beneficiary or Beneficiaries without any requirement of further spousal consent if the spouse’s consent so provides. Notwithstanding the foregoing, spousal consent shall be unnecessary if it is established (to the satisfaction of the Committee or a Committee representative) that there is no spouse or that the required consent cannot be obtained because the spouse cannot be located. The Company and the Committee may rely on the Participant’s designation of a Beneficiary or Beneficiaries last filed in accordance with the terms of this Program. Notwithstanding the foregoing, if a Participant has completed a beneficiary designation form for deferred Shares under any other plan or program of the Company, such prior designation shall be the Beneficiary designation under this Program and apply to all benefits of the Participant hereunder unless changed in accordance with this Section 8.2.

If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, any benefits remaining unpaid shall be paid in accordance with the Participant’s Beneficiary designation under the Company’s Retirement Program, and if there is no such valid Beneficiary designation, to the Participant’s then surviving spouse, or if none, to the Participant’s estate, unless directed otherwise by the court that has jurisdiction over the assets belonging to the Participant’s probate estate.

8.3     Payments to Minors or Persons Under Incapacity. Every person receiving or claiming benefits under this Program shall be conclusively presumed to be mentally competent and of age until the date on which the Committee receives a written notice, in a form and manner acceptable to the Committee, that such person is incompetent or a minor, for whom a guardian or other person legally vested with the care of his person or estate has been appointed; provided, however, that if the Committee finds that any person to whom a benefit is payable under this Program is unable to care for his affairs because of incompetency, or because he is a minor, any

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payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, a brother or sister, or to any person or institution considered by the Committee to have incurred expense for such person otherwise entitled to payment. To the extent permitted by law, any such payment so made shall be a complete discharge of liability therefor under this Program.

If a guardian of the estate of any person receiving or claiming benefits under this Program is appointed by a court of competent jurisdiction, benefit payments may be made to such guardian provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Committee. In the event a person claiming or receiving benefits under this Program is a minor, payment may be made to the custodian of an account for such person under the Uniform Gifts to Minors Act. To the extent permitted by law, any such payment so made shall be a complete discharge of any liability therefor under this Program.

8.4     Receipt and Release. Any payment to a Participant or the Participant’s Beneficiary in accordance with the provisions of this Program shall, to the extent thereof, be in full satisfaction of all claims against the Board, the Committee, and the Company. The Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

8.5     Deferred Shares and Other Benefits Not Assignable; Obligations Binding Upon Successors. Deferred Shares and other benefits of a Participant under this Program shall not be assignable or transferable and any purported transfer, assignment, pledge or other encumbrance or attachment of any payments or benefits under this Program, or any interest therein, other than by operation of law or pursuant to Section 8.2, shall not be permitted or recognized. Obligations of the Company under this Program shall be binding upon successors of the Company.

8.6     Employment Taxes. The Company may satisfy any state or federal employment tax withholding obligation arising from a deferral of a Qualifying Stock Award under this Program by deducting such amount from any amount of compensation payable to the Participant. Alternatively, the Company may require the Participant to deliver to it the amount of any such withholding obligation as a condition to the deferral of the Qualifying Stock Award. The Company may instead satisfy any such withholding obligation by reducing the number of Deferred Shares that would otherwise be credited to the Participant’s Deferred Share Account as a result of the deferral, provided that the Company and the Participant make appropriate arrangements to satisfy all additional income and employment tax withholding obligations that arise as a result of using this Deferred Share credit reduction method to satisfy the original employment tax withholding obligation.

8.7     Governing Law; Severability. The validity of this Program or any of its provisions shall be construed, administered and governed in all respects under and by the laws of the State of Delaware to the extent such laws are not preempted by the Employee Retirement Income Security Act of 1974, as amended. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

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8.8     Compliance with Laws. This Program, the Company’s issuance of Deferred Shares, and the offer, issuance and delivery of Shares and/or the payment in Shares through the deferral of compensation under this Program are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law) and to such approvals by any listing, agency or any regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Program shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.

8.9     Program Construction. It is the intent of the Company that transactions pursuant to this Program, with respect to Eligible Persons or Participants who are subject to Section 16 of the Exchange Act, satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3 so that to the extent elections are timely made, the crediting of Deferred Shares and the distribution of Shares with respect to Deferred Shares under this Program will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder.

8.10    Compliance with Tax Laws to Preserve Tax Deferral. This Program shall be construed, administered, and governed in a manner that is consistent with, and that satisfies the requirements of, Section 409A of the Code and any regulations promulgated thereunder, so that the taxation to Participants or Beneficiaries of any compensation deferred under this Program is deferred until distribution as expressly provided under this Program.

8.11    Headings Not Part of Program. Headings and subheadings in this Program are inserted for reference only and are not to be considered in the construction of the provisions hereof.

IN WITNESS WHEREOF, Occidental Petroleum Corporation has caused its duly authorized officer to execute this document this 5th day of December, 2005.

OCCIDENTAL PETROLEUM CORPORATION

By /s/ RICHARD W. HALLOCK

Richard W. Hallock

Executive Vice-President, Human Resources

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